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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

THE SERVICEMASTER COMPANY

OFFER TO EXCHANGE
ANY AND ALL OUTSTANDING

8% Senior Notes due 2020

for

a Like Principal Amount of Corresponding New Notes
Registered Under the Securities Act of 1933, as amended (the "Securities Act")

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's issued and outstanding 8% Senior Notes due 2020 (the "Old Notes") to be tendered are not immediately available, (ii) the Old Notes, together with the Letter of Transmittal (or facsimile thereof), or an Agent's Message in lieu thereof, and all other required documents cannot be delivered to Wilmington Trust, National Association (the "Exchange Agent") on or prior to the Expiration Date, as defined below, or (iii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date. This Notice of Guaranteed Delivery, or an appropriate Agent's Message with respect to guaranteed delivery in lieu thereof, may be delivered by hand, overnight courier or mail, or facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof), or an appropriate Agent's Message in lieu thereof, must also be actually received by the Exchange Agent prior to the Expiration Date. Terms not defined herein have the meanings assigned to them in the Prospectus.

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                    , 2012 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED, IN WHICH CASE "EXPIRATION DATE" MEANS THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

        The Exchange Agent for the Exchange Offer is: WILMINGTON TRUST, NATIONAL ASSOCIATION

By Registered or Certified Mail:
Wilmington Trust, National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626
Attention: Sam Hamed	By Regular Mail or Overnight Courier:
Wilmington Trust, National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Sam Hamed	In Person by Hand Only:
Wilmington Trust, National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Sam Hamed
By Facsimile: (for Eligible Institutions only) (302) 636-4139 Attn: Sam Hamed	For Information or Confirmation by Telephone: (302) 636-6181 Attn: Sam Hamed

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS OF THE EXCHANGE AGENT AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY WILL BE DEEMED MADE ONLY WHEN ALL REQUIRED DOCUMENTATION IS ACTUALLY RECEIVED BY THE EXCHANGE AGENT. DELIVERY OF DOCUMENTS OR INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY ("DTC") DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to The ServiceMaster Company (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated                                    , 2012 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

Aggregate Principal Amount	Name(s) of Registered Holder(s):

Amount Tendered: $	*

Certificate No.(s) (if available):

$	(TOTAL PRINCIPAL AMOUNT REPRESENTED BY NOTES CERTIFICATE(S))
*
Must be in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

        All authority herein conferred or agreed to be conferred shall survive and shall not be affected by the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x		x
x	Signature(s) of Holder(s) or Authorized Signatory	x	Date

Area Code and Telephone Number:

        Must be signed by the Holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and set forth such person's full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person's authority to so act.

 PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified as an Eligible Institution in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures" hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures," in either case together with an appropriate Agent's Message, or a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and all other required documents, within three New York Stock Exchange trading days after the Expiration Date.

        The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver such Agent's Message or Letter of Transmittal (or facsimile thereof) in lieu thereof and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature
Address	Title
Zip Code	(Please Type or Print)

Area Code and Telephone Number	Date:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH THE LETTER OF TRANSMITTAL.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY THE SERVICEMASTER COMPANY OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 8% Senior Notes due 2020 for a Like Principal Amount of Corresponding New Notes Registered Under the Securities Act of 1933, as amended (the " Securities Act ")
PLEASE PRINT NAME(S) AND ADDRESS(ES)